AMENDMENT TO SUBSCRIPTION AGREEMENT AND TO COMMON STOCK
PURCHASE WARRANT TO PURCHASE SHARES OF COMMON STOCK OF PURPLE
BEVERAGE COMPANY, INC.

This Amendment to the Subscription Agreement and to Common Stock Purchase Warrant to purchase shares of Common Stock of Purple Beverage Company, Inc. (this “Amendment”), is effective as of April 2, 2008, by Purple Beverage Company, Inc., a Nevada corporation (the “Company”), in favor of the undersigned holder (the “Holder”). The Company and Holder are, together, the “Parties.”

RECITALS

WHEREAS, effective December 12, 2007, the Company and the Holder entered into that certain Subscription Agreement (the “Subscription Agreement”), pursuant to which the Company sold and issued to Holder certain Shares (as defined therein) and granted to Holder that a Common Stock Purchase Warrant to purchase shares of Common Stock of the Company, which warrant was dated and issued December 12, 2007 (the “2007 Warrant”), and entitled Holder, upon exercise thereof in accordance with the terms contained therein, to purchase up to that number of shares of the Company’s Common Stock specified therein (the “2007 Covered Shares”) at an initial per-share Purchase Price (as defined in the 2007 Warrant) of $2.00 (the “2007 Warrant Original Purchase Price”);

WHEREAS, the Company has determined that, in lieu of its currently procuring additional financing from otherwise unaffiliated third parties in order to finance the continued development of its business, the parties wish to amend certain terms contained in the Subscription Agreement and in the 2007 Warrant, as well as to provide an enhanced opportunity to obtain certain financing from Holder and certain other parties who received warrants at the same time and on the same terms as the 2007 Warrant (collectively, the “Other 2007 Warrant Holders”), by offering a reduction to the 2007 Warrant Original Purchase Price for up to 50% of the 2007 Covered Shares, which reduction shall be available until April 2, 2008 (the “Amendment Effective Period”), and a grant of certain registration rights;

WHEREAS, in connection with the exercise of the Amended Warrant Price Shares (as that term is defined in Section 2.1) during the Amendment Effective Period (as that term is defined in Section 2.1, below), the Company will grant to the Holder a new common stock purchase warrant (a “New Warrant”), in the form attached hereto as Exhibit A, on a one-for-two basis, such that the Holder will receive a New Warrant for the purchase of fifty percent of the number of shares of Common Stock as the Holder purchases of Amended Warrant Price Shares through the exercise of a 2007 Warrant during the Amendment Effective Period;

NOW, THEREFORE, in consideration of the premises, the covenants made herein, and for such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE 1
AMENDMENTS

1. Amendments to the Subscription Agreement.

1.1 Elimination of Certain Contractual Limitations. Upon the expiration of the Restriction Period (as defined in Section 4(o) of the Subscription Agreement), none of the Amended Warrant Price Shares (as defined in Section 1.3(b) of the Registration Rights Agreement) shall remain subject to any of the time-based contractual limitations contained in such Section, i.e., the Holders’ covenants therein not to sell, pledge, hypothecate, or otherwise derive economic value therefrom, and the issuance thereof during the Amendment Effective Period shall not increase the number of Shares and Warrant Shares (as defined in the recitals to the Subscription Agreement) subject to the five percent limitations set forth therein.

1.2 Waiver of Certain Anti-dilution Protections. Notwithstanding anything to the contrary contained in the Subscription Agreement, none of the transactions contemplated by this Amendment, including the issuance of any of the Amended Warrant Price Shares during the Amendment Effective Period or shares of the Company’s common stock to Palladium Capital Advisors, LLC, or any of its affiliates, in connection with the execution of this Amendment or the issuance of any of the Amended Warrant Price Shares during the Amendment Effective Period, shall result in the imposition of any of the anti-dilution protections in favor of the Holder contained in the Subscription Agreement.

1.3 Waiver of Certain Offering Restrictions. Notwithstanding anything to the contrary contained in the Subscription Agreement, none of the transactions contemplated by this Amendment, including, but not limited to, the issuance of any of the Amended Warrant Price Shares during the Amendment Effective Period or shares of the Company’s common stock to Palladium Capital Advisors, LLC, or any of its affiliates, in connection with the execution of this Amendment or the issuance of any of the Amended Warrant Price Shares during the Amendment Effective Period or the filing of any registration statement in respect of any of the Shares, shall be deemed to be a violation of any of the offering or other restrictions imposed upon, or granted by, the Company and in favor of the Holder contained in the Subscription Agreement.

2. Amendment to 2007 Warrant.

2.1 Limitations. Effective solely for any exercise by Holder of up to fifty (50%) of the 2007 Covered Shares (collectively, the “Amended Warrant Price Shares”) occurring during the Amendment Effective Period, the “Warrant Price” specified in Section 9 of the 2007 Warrant shall be $1.25 per share of such 2007 Covered Shares. With respect to any Amended Warrant Price Shares that are not purchased through the exercise of the 2007 Warrant during the Amendment Effective Period, immediately upon the expiration thereof and without any further act of the Parties, the 2007 Original Warrant Price shall be reinstated to such unpurchased Amended Warrant Price Shares and thereafter shall apply to all unpurchased 2007 Covered Shares and this Amendment shall be of no further force and effect. The Company hereby represents that, concurrently with the delivery of this Amendment to Holder, it is delivering to each of the Other Warrant Holders an amendment to its respective outstanding 2007 Warrant for its consideration and acceptance, which amendment is identical to this Amendment in form and substance. Accordingly, the Parties agree that any exercise of the Warrants held by the Other Warrant Holders at the prices contained herein shall not be deemed to trigger, or give rise to the triggering of, any anti-dilution protection contained in the Warrants. The holder of the Amended Warrant Price Shares, New Warrant, and Common Stock issuable upon exercise of the New Warrant is granted all of the rights and benefits granted pursuant to the Transaction Documents (as defined in the Subscription Agreement) to the holder of Warrants and Warrant Shares (as defined in the Subscription Agreement).

2.2 Waiver of Certain Anti-dilution Protections. Notwithstanding anything to the contrary contained in the 2007 Warrants, none of the transactions contemplated by this Amendment, including the issuance of any of the Amended Warrant Price Shares during the Amendment Effective Period or shares of the Company’s common stock to Palladium Capital Advisors, LLC, or any of its affiliates, in connection with the execution of this Amendment or the issuance of any of the Amended Warrant Price Shares during the Amendment Effective Period, shall result in the imposition of any of the anti-dilution protections in favor of the Holder contained in the 2007 Warrants.

2.3 Conditions Precedent. As a condition precedent to the effectiveness of the Amendment and the transactions contemplated herein, the Other 2007 Warrant Holders holding not less than 70% of the Shares shall have signed an amendment to their respective Subscription Agreements and 2007 Warrants in form and content substantially similar to this Amendment, although it shall not be a condition precedent to the effectiveness of the Amendment that any or all of such Other 2007 Warrant Holders shall have purchased any of their respective 2007 Covered Shares during the Amendment Effective Period.

3. Registration Rights. In connection with this Amendment, the Company has agreed to grant to Holder, and to each of the Other 2007 Warrant Holders who shall have signed an amendment to their respective Subscription Agreements and 2007 Warrants in form and content substantially similar to this Amendment, certain registration rights, as more specifically set forth in the form of Registration Rights Agreement, attached hereto as Exhibit B.

4. New Warrants. In connection with this Amendment, the Company has agreed to grant to Holder, and to each of the Other 2007 Warrant Holders who shall have signed an amendment to their respective Subscription Agreements and 2007 Warrants in form and content substantially similar to this Amendment, certain New Warrants (in the form attached hereto as Exhibit A) for the purchase of fifty percent of the number of shares of Common Stock as the Holder purchases of Amended Warrant Price Shares through the exercise of a 2007 Warrant during the Amendment Effective Period.

ARTICLE 3
MISCELLANEOUS PROVISIONS

1. Re-affirmation of Representations and Warranties. If the Holder purchases any Amended Warrant Price Shares through the exercise of a 2007 Warrant during the Amendment Effective Period, then the Holder hereby currently re-affirms herein all of the representations and warranties initially made by the Holder in favor of the Company in the Subscription Agreement as if made as of the date of this Amendment and the Company hereby re-affirms herein all of the representations and warranties initially made by the Company in favor of the Holder in the Subscription Agreement as of the date of the Subscription Agreement.

2. Miscellaneous Provisions.

2.1 No Further Amendments. Except as amended by this Amendment, the Subscription Agreement and the 2007 Warrant remain unmodified and in full force and effect. In the event of any inconsistency between the provisions of either the Subscription Agreement or the 2007 Warrant and the provisions of this Amendment, the provisions of this Amendment shall prevail. This Amendment may only be modified or amended by a written agreement executed by the Company, and consented to by Holder, with the same formalities and in the same manner as this Amendment.

2.2 Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which when taken together shall constitute one and the same instrument. Facsimiles or portable document files transmitted by e-mail containing original signatures shall be deemed for all purposes to be originally signed copies of the documents which are the subject of such facsimiles or files.

2.3 Binding on Successors. This Amendment shall be binding upon and shall inure to the benefit of the successors and permitted assigns of the Parties.

2.4 Entire Agreement. Each of the Subscription Agreement and the 2007 Warrant, as amended by this Amendment, contains the entire understanding between the Parties and supersedes any prior written or oral agreements between them respecting the subject matter contained herein. There are no representations, agreements, arrangements or understandings, oral or written, between the Parties relating to the subject matter hereof that are not fully expressed herein.

IN WITNESS WHEREOF, the Parties hereto have executed or have caused a duly authorized officer to execute this Amendment all effective as of the day and year first above written.

PURPLE BEVERAGE COMPANY, INC.

By:
Theodore Farnsworth, Chief Executive Officer

HOLDER:

I hereby consent to the amendments set forth herein and

☐ Exercise ________ of the 2007 Warrants as of the date hereof; or

☐ Do not exercise any of the 2007 Warrants as of the date hereof.

April 2, 2008
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